Exhibit 99.7

“Radiolabeled 7E11 antibody targeting prostate-specific membrane antigen (PSMA)”

Howard I. Scher, MD

Chief, Genitourinary Oncology Service

Memorial Sloan-Kettering Cancer Center

New York, NY

Prostate-Specific Membrane Antigen

Type II membrane bound glycoprotein

Expressed in all forms of prostate tissue

Over-expressed in carcinoma

Also found in the neovasculature of most solid tumors

Extracellular

region

Cell

membrane

Cytoplasmic

tail

Source: Schulke N, Varlamova O, Donovan GP, Ma D, Gardner JP, Morrissey DM, Arrigale RR, Zhan C, Chodera AJ, Surowitz KG, Maddon PJ, Heston WD, Olson WC. The homodimer of prostate-specific membrane antigen is a functional target for cancer therapy. Proc Natl Acad Sci 2003;100(22):12590-12595.

Slide # 2

Radiotherapy Product Candidate



- Proprietary 7E11 murine monoclonal antibody directed against PSMA
- Recognizes an intracellular epitope
- Linked to a therapeutic radionuclide (Lu-177) using MeO-DOTA by DOW



7E11.C5.3 mAb
MeO
HN
NH
S

CYTOGEN

Slide # 3

7E11 Monoclonal Antibody

ProstaScint (7E11.C5.3) monoclonal antibody has been safely administered to more than 60,000 patients

7E11 monoclonal antibody has established intellectual property

When linked to a therapeutic radionuclide can deliver lethal dose of radiation to target cells

IND filing expected in Q1 2006

Slide # 4

Solid Rationale

Commercial products

Radiolabeled molecules have proven successful for the diagnosis and treatment of hematologic and solid tumors

Murine mAb preferable for radiotherapy

Fully human or humanizing prolongs the plasma half-life of mAbs, increasing normal tissue exposure to radioactivity

Intracellular epitope target validated by ProstaScint® and preclinical data

Malignant tumors contain abnormally permeable degenerating cells, which make feasible targeting of mAb’s to intracellular epitopes

Slide # 5

Preclinical Data



Similar Tumor Uptake for Three Indium-111 Radiolabeled MAbs in Nude Mice Bearing LNCaP Tumors



Mean % of Injected Dose Per Gram
20
15
10
5
0
Day 2
Day 4
Day 6
J415
J591
7E11

Differential Biodistribution of Same Indium-111 Radiolabeled MAbs at Day 6



Mean % of Injected Dose Per Gram
7
6
5
4
3
2
1
0
Liver
Kidney*
Small Intestine*
* = Benign expression of PSMA found in this organ
J415
J591
7E11

Red arrow indicates difference between means in group is significant ($P < 0.05$)

CYTOGEN

Source: Smith-Jones P, Vallabhajosula S, Navarro V, Bastidas D, Goldsmith S, Bander N. Radiolabeled monoclonal antibodies specific to the extracellular domain of prostate-specific membrane antigen: preclinical studies in nude mice bearing LNCaP human prostate tumor. J Nucl Med. 2003 Apr;44(4):610-7.

Slide # 6

Heterogeneity of MAb Deposition

- Autoradiographs and stained sections of LNCaP xenographs 4-6 days after i.v. injection of various radiolabeled mAbs
- Amount of necrosis averaged 50% of the cross-sectional area in all specimens studied



7E11
n
v
n
J591
J415
5 mm

n = areas of necrosis
v = areas of viable tumor

CYTOGEN

Source: Smith-Jones P, Vallabhajosula S, Navarro V, Bastidas D, Goldsmith S, Bander N. Radiolabeled monoclonal antibodies specific to the extracellular domain of prostate-specific membrane antigen: preclinical studies in nude mice bearing LNCaP human prostate tumor. J Nucl Med. 2003 Apr;44(4):610-7.

Slide # 7

Effective Tumor Targeting

- Focal areas of localization are evident for each of the mAbs studied
- Circumference of Lu-177 beta emission helps overcome heterogeneity of mAb deposition



7E11
n
v
n
J591
J415
5 mm
= circumference of Lu-177 beta emission (3.2 mm)

CYTOGEN

Source: Smith-Jones P, Vallabhajosula S, Navarro V, Bastidas D, Goldsmith S, Bander N. Radiolabeled monoclonal antibodies specific to the extracellular domain of prostate-specific membrane antigen: preclinical studies in nude mice bearing LNCaP human prostate tumor. J Nucl Med. 2003 Apr;44(4):610-7.

Slide # 8

Clinical Experience with J591 MAb

Lu-177 labeled J591 mAb

Humanized J591 mAb labeled with Lu-177 using a DOTA based linker/chelator

Escalating doses (10-75 mCi/m2) administered to 35 patients

Dose limiting toxicity was myelosuppression

Maximum tolerated single dose: 70 mCi/m2

Repeated doses tolerated at 30 mCi/m2

PSA responses:

14 progressive disease (PSA increase =25%)

20 stable disease (PSA increase <25%)

4 partial response (PSA decrease =50%)

Median duration of PSA stabilization: 60 days (range 28-601+ days)

Source: Bander NH, Milowsky MI, Nanus DM, Kostakoglu L, Vallabhajosula S, Goldsmith SJ. Phase I trial of 177lutetium-labeled J591, a monoclonal antibody to prostate-specific membrane antigen, in patients with androgen-independent prostate cancer. J Clin Oncol. 2005 Jul 20;23(21):4591-601.

Slide # 9

Clinical Experience with 7E11 MAb

Initial clinical experience with prior therapeutic 7E11 mAb construct

7E11 mAb labeled with Y-90 using the same GYK-DTPA linker/chelator used in ProstaScint

9 mCi/m2 dose administered to 8 patients

Significant hematologic toxicity associated with loss of radiolabel from antibody

Administration of a chelating agent to scavenge “free” radioisotope (2 patients) significantly reduced hematologic toxicity

Reduction of PSA slope observed in 7/8 patients, however, no PSA declines >50%

Source: Kahn D, Austin JC, Maguire RT, Miller SJ, Gerstbrein J, Williams RD. A phase II study of [90Y] yttrium-capromab pendetide in the treatment of men with prostate cancer recurrence following radical prostatectomy. Cancer Biother Radiopharm. 1999 Apr;14(2):99-111.

Slide # 10

Clinical Experience with 7E11 MAb

Human anti-murine antibodies (HAMA)

The incidence of HAMA following administration of ProstaScint® (7E11 protein dose of 0.5 mg) is < 10%

In the study of Y-90 labeled 7E11 (protein dose of 10 mg) one of the eight patients developed a positive* HAMA titer

In prior ProstaScint studies involving higher doses of 7E11 mAb, the rate of HAMA positivity* was:

0/10 at a protein dose of 5 mg

1/18 at a protein dose of 10 mg

The projected protein dose for the Phase I study of Lu-177 labeled 7E11 is between 5 to 12.5 mg

* Based on a HAMA serum titer >125 ng/mL

Source: Kahn D, Austin JC, Maguire RT, Miller SJ, Gerstbrein J, Williams RD. A phase II study of [90Y] yttrium-capromab pendetide in the treatment of men with prostate cancer recurrence following radical prostatectomy. Cancer Biother Radiopharm. 1999 Apr;14(2):99-111.

Slide # 11

Clinical Experience with 7E11 MAb

Conclusions:

Future radioimmunotherapy studies in this patient population might investigate alternative methods including:

Using a lower dose of 7E11 mAb

Using radionuclides with particulate emissions that would be more likely to deposit their energy within tumor volume, such as I-131 or Lu-177

Cytogen’s current 7E11 mAb development initiative addresses both of these topics

Slide # 12

Preparation of the New Conjugate

Unconjugated 7E11

MeO-DOTA 7E11 Conjugate

Peak

Ret. Time (min.)

Area (%)

Peak

Ret. Time (min.)

Area (%)

1

7.03

1.86

1

6.74

0.44

2

8.05

98.14

2

7.79

99.56

Slide # 13

Radiolabeling and Immunoreactivity

Radiolabeling

Incubation time (minutes)

% Lu-177 chelated

30

99.6

60

99.6

90

99.6

ELISA

Slide # 14

Select Future PSMA Therapies

Toxin conjugated fully human mAbs:

Synthetic, cell-killing auristatin ADC payloads licensed from Seattle Genetics

Production of clinical-grade antibodies underway

Viral Vector Vaccine:

Novel alphavirus vaccine

Induces both antibodies and killer T cells

Completing preclinical development activities

Slide # 15